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Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
AND REAFFIRMATION OF SUBSIDIARY GUARANTY

        This FIRST AMENDMENT TO CREDIT AGREEMENT AND REAFIRMATION OF SUBSIDIARY GUARANTY, dated as of December 9, 2003, (the "First Amendment"), entered into by and among QUIXOTE CORPORATION, a Delaware corporation (the "Borrower"), each of the LENDER INSTITUTIONS named as Lender on the signature pages hereof, (individually each a "Lender" and collectively the "Lenders"), those SIGNIFICANT DOMESTIC INCORPORATED SUBSIDIARIES, as Subsidiary Guarantors named on the signature pages hereof (each being referred to herein as a "Guarantor" and collectively referred to herein as the "Guarantors"), and THE NORTHERN TRUST COMPANY, as Administrative Agent for itself and the other Lenders, (in such capacity, together with its successors in such capacity, the "Agent") whose address is 50 South LaSalle Street, Chicago, Illinois 60605.

R E C I T A L S:

        A.    The Borrower and the Lenders entered into that certain Credit Agreement, dated as of May 16, 2003, (the "Credit Agreement"), pursuant to which Credit Agreement the Lenders have made, (i) Revolving Loans to the Borrower evidenced by certain Revolving Notes, dated as of May 16, 2003, in the maximum aggregate principal amount of Fifty Million Dollars and 00/100 ($50,000,000), executed by the Borrower and made payable pro rata to the order of the Lenders (the "Revolving Notes") and (ii) Term Loans to the Borrower evidenced by certain Term Notes, dated as of May 16, 2003, in the aggregate principal amount of Twenty Million Dollars and 00/100 ($20,000,000), executed by the Borrower and made payable pro rata to the order of the Lenders (the "Term Notes").

        B.    In connection with the Credit Agreement, the Guarantors executed and delivered to the Agent, as a condition to the Credit Agreement, that certain Subsidiary Guaranty, dated as of May 16, 2003, in favor of the Administrative Agent for the ratable benefit of the Lenders (the "Subsidiary Guaranty").

        C.    The Borrower has informed the Agent and Lenders that it intends to make the Peek Acquisition (as defined herein).

        D.    At the present time the Borrower requests the consent of the Agent and Lenders to Borrower's making the Peek Acquisition pursuant to the terms and conditions hereinafter set forth, and the Agent and Lenders are agreeable to providing that consent.

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Guarantors, and the Lenders hereby agree as follows:

A G R E E M E N T S:

        1.     RECITALS. The foregoing Recitals are hereby made a part of this First Amendment.

        2.     DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.

        3.     AMENDMENTS TO THE CREDIT AGREEMENT.

        3.1   Section 1.1 of the Credit Agreement.    Section 1.1 of the Credit Agreement is hereby amended by inserting new definitions of "Peek Acquisition" and "Peek Purchase Agreement" to read as follows:

        "Peek Acquisition" shall mean PTC's acquisition of certain assets of Peek Traffic, Inc. and Peek Traffic Systems, Inc. (the "Peek Sellers") for an aggregate purchase price not to exceed $16,000,000,

$11,000,000 of which purchase price shall be payable in cash and $5,000,000 of such purchase price shall be payable by delivery of Borrower's common stock, pursuant to the terms of that certain Peek Purchase Agreement.

        "Peek Purchase Agreement" shall mean the Asset Purchase Agreement, dated December 9, 2003, between PTC and the Peek Sellers.

        "PTC" shall mean Borrower's Subsidiary, Vision Acquisition Corporation (to be known, after the Peek Acquisition, as Peek Traffic Corporation).

        3.2    Lenders' Consent.    The Agent and Lenders hereby consent to the Peek Acquisition on the terms set forth herein and in the Peek Purchase Agreement and such Acquisition shall be deemed a "Permitted Acquisition" under the Credit Agreement. The Lenders and Borrower hereby agree that, after giving effect to and solely in connection with the Peek Acquisition, "EBITDA" shall not be calculated, for purposes of Section 7.4 financial covenant compliance, on a pro forma basis but on an earned basis.

        4.    REAFFIRMATION OF SUBSIDIARY GUARANTY.    Each of the Guarantors hereby expressly (a) consents to the execution by the Borrower and the Lenders of this First Amendment, (b) acknowledges that the "Guaranteed Obligations" (as defined in the Subsidiary Guaranty) includes all of the obligations and liabilities owing from the Borrower to the Agent and Lenders under and pursuant to the Credit Agreement, as amended from time to time, including, but not limited to, the obligations of the Borrower to the Agent and the Lenders as evidenced by the Revolving Loan Notes, as modified, extended and/or replaced from time to time, and the Term Loan Notes, as modified, extended and/or replaced from time to time, (c) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Subsidiary Guaranty, (d) agrees that all such obligations and liabilities under the Subsidiary Guaranty shall continue in full force and effect and shall not be discharged, limited, impaired or affected in any manner whatsoever, except as expressly provided in the Subsidiary Guaranty, and (e) represents and warrants that each of the representations and warranties made by such Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof.

        5.    REPRESENTATIONS AND WARRANTIES.    To induce the Lenders to enter into this First Amendment, the Borrower hereby certifies, represents and warrants to the Lenders that:

        5.1    Organization.    The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with all requisite power to conduct its business as presently conducted. The Borrower is duly qualified to do business as a foreign entity under the laws of each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The Articles of Incorporation and Bylaws, borrowing resolutions and incumbency certificate of the Borrower have not been changed or amended since the most recent date that certified copies thereof were delivered to the Lenders. The exact legal name of the Borrower is as set forth in the preamble of this First Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name. The Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure other than in accordance with the Credit Agreement.

        5.2    Authorization.    The Borrower is duly authorized to execute and deliver this First Amendment and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended hereby, and to perform its obligations under the Credit Agreement, as amended hereby.

        5.3    No Conflicts.    The execution and delivery of this First Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended hereby, do not and will not conflict with the articles of incorporation or bylaws of the Borrower or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Borrower, or require termination of any Contractual Obligation, except such breach or default which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        5.4    Validity and Binding Effect.    The Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity.

        5.5    Compliance with Credit Agreement.    The representation and warranties set forth in Section 6 of the Credit Agreement, as amended hereby, are true and correct in all material aspects with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements or filings of the Borrower with the Securities and Exchange Commission shall mean the financial statements or filings of the Borrower with the Securities Exchange Commission most recently delivered to the Lenders and except for such changes as are specifically permitted under the Credit Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended hereby, including, but not limited to, those set forth in Section 7 thereof.

        5.6    No Default.    As of the date hereof, no Default or Unmatured Default under the Credit Agreement, as amended hereby, has occurred or is continuing.

        5.7    No Subordinated Debt Default.    As of the date hereof, no default under the Subordinated Note or any of the documents securing the Subordinated Note, or event or condition which, with the giving of notice or the passage of time, or both, would constitute a default under the Subordinated Note or any of the documents securing the Subordinated Note, has occurred or is continuing.

        6.    (a) CONDITIONS PRECEDENT AND SUBSEQUENT.    This First Amendment shall become effective as of the date above first written after receipt by the Agent of the following documents:

        6.1    First Amendment.    This First Amendment executed by the Borrower, the Guarantors, the Agent and the Lenders.

        6.2    Certificate.    A certificate of an Authorized Officer of Borrower as to the matters set forth in Section 7.3(G) of the Credit Agreement, which Certificate shall be in the form of Exhibit A attached hereto.

        6.3    Subsidiary Guaranty.    A Subsidiary Guaranty, in the form of Exhibit B attached hereto, signed by PTC, as Guarantor.

        6.4    Peek Purchase Agreement.    A copy of the executed Peek Purchase Agreement (without Schedules) certified to the Agent and Lenders by an Authorized Officer of Borrower.

        6.5    Certificate of the Secretary.    Secretary's Certificate of PTC in the form of Exhibit G-3 to the Credit Agreement, with such attachments as required therein, as to the Certificate of Incorporation, Bylaws, resolutions, incumbency and signatures of signing Authorized Officers with an attached certificate of good standing issued by the Secretary of State of the state of organization of PTC.

        6.6    Legal Opinion.    Legal opinion of Joan Riley, Borrower's General Counsel, and as counsel to PTC, as the Subsidiary Guarantor, in form and substance acceptable to the Agent.

        (b)   CONDITIONS SUBSEQUENT, Within thirty (30) days of the date of this First Amendment, Borrower shall deliver the following to the Agent:

        6.7    Compliance Certificate.    A Compliance Certificate, in the form of Exhibit H attached to the Credit Agreement, duly completed and executed, after giving effect to the Peek Acquisition, by an Authorized Officer of the Borrower.

        7.     GENERAL.

        7.1    Governing Law; Severability.    This First Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Credit Agreement and this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement and this First Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Credit Agreement and this First Amendment.

        7.2    Successors and Assigns.    This First Amendment shall be binding upon the Borrower, the Guarantors, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantors, the Agent and the Lenders and the successors and assigns of the Lenders.

        7.3    Continuing Force and Effect of Loan Documents and Subsidiary Guaranty.    Except as specifically modified or amended by the terms of this First Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this First Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Credit Agreement and the other Loan Documents. Each of the Guarantors, by execution of this First Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Subsidiary Guaranty.

        7.4    References to Credit Agreement.    Each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Credit Agreement, as amended hereby.

        7.5    Expenses.    The Borrower shall pay all costs and expenses in connection with the preparation of this First Amendment and other related Loan Documents, including, without limitation, reasonable attorneys' fees and time charges of attorneys who may be employees of the Lenders or any affiliate or parent of the Lenders. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

        7.6    Counterparts.    This First Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Credit Agreement and Reaffirmation of Subsidiary Guaranty as of the date first above written.

QUIXOTE CORPORATION A Delaware corporation, as Borrower
By:	/s/ DANIEL P. GOREY
Name: Daniel P. Gorey Title: Vice President, Chief Financial Officer & Treasurer
Address: c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Attention: Daniel P. Gorey
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197

QUIXOTE TRANSPORTATION SAFETY, INC.
TRANSAFE CORPORATION
ENERGY ABSORPTION SYSTEMS, INC.
ENERGY ABSORPTION SYSTEMS (AL) LLC
SURFACE SYSTEMS, INC.
NU-METRICS, INC.
HIGHWAY INFORMATION SYSTEMS, INC.
U. S. TRAFFIC CORPORATION
(formerly known as Green Light Acquisition Corporation)
VISION ACQUISITION CORPORATION (to be known as Peek Traffic Corporation), as Guarantors
By:	/s/ LESLIE J. JEZUIT
Name: Leslie J. Jezuit Title: President, Chief Executive Officer & Chairman
Address:c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Attention: Leslie J. Jezuit Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197

THE NORTHERN TRUST COMPANY, for Itself and, As Agent for the Lenders
By:	/s/ ERIN G. SULLIVAN
Name: Erin G. Sullivan Title: Vice President
Address: The Northern Trust Company 50 South LaSalle Street Chicago, Illinois 60675
Attention: Erin G. Sullivan
Telephone No.: (312) 557-7340 Facsimile No.: (312) 444-7028
LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ STEPHANIE KLINE
Name: Stephanie Kline Title: Vice President
Address: LaSalle National Association Attention: 135 South LaSalle Street Chicago, Illinois 60603 Stephanie Kline
Telephone No.: (312) 904-2771 Facsimile No.: (312) 904-6546
HARRIS TRUST AND SAVINGS BANK
By:	/s/ DEREK R. COOK
Name: Derek R. Cook Title: Vice President
Address: Harris Trust and Savings Bank 111 West Monroe Street Tenth Floor West Chicago, Illinois 60603
Attention: Derek R. Cook
Telephone No.: (312) 461-2246 Facsimile No.: (312) 293-4856

NATIONAL CITY BANK OF MICHIGAN/ILLINOIS
By:	/s/ RICHARD H. AULT
Name: Richard H. Ault Title: Vice President
Address: National City Bank of Michigan/Illinois One North Franklin Suite 3000 Locator C-Lor-C1 Chicago, Illinois 60606
Attention: Richard H. Ault Telephone No.: (312) 384-4651 Facsimile No.: (312) 384-4666

SUBSIDIARY GUARANTY

        GUARANTY, delivered as a counterpart by which the undersigned Vision Acquisition Corporation becomes a Subsidiary Guarantor under that Subsidiary Guaranty, dated as of May 16, 2003 (as amended, modified, restated and/or supplemented from time to time, this "Guaranty"), made by each of the Subsidiary Guarantors identified on the signature pages of this counterpart Subsidiary Guaranty (each, as well as Vision Acquisition Corporation (to be known as Peek Traffic Corporation), a "Subsidiary Guarantor" and, together the Subsidiary Guarantors"). This counterpart shall be effective with respect to Vision Acquisition Corporation as of December 9, 2003. Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

        WHEREAS, Quixote Corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), The Northern Trust Company, as Administrative Agent (the "Agent") and Lender, and LaSalle Bank National Association, as Co-Agent, have entered into a Credit Agreement, dated as of May 16, 2003 (as amended, modified, restated and/or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of, the Borrower, all as contemplated therein (the Lenders, each Issuing Lender, the Agent, the Co-Agent, each other agent, herein collectively called the "Lenders");

        WHEREAS, each Subsidiary Guarantor is a direct or indirect Subsidiary of the Borrower;

        WHEREAS, it is a condition precedent to the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that each Subsidiary Guarantor shall have executed and delivered this Guaranty; and

        WHEREAS, each Subsidiary Guarantor will obtain benefits from the incurrence of Loans by, and the issuance of, and participation in, Letters of Credit for the account of, the Borrower under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower;

        NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Subsidiary Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor hereby makes the following representations and warranties to the Agent and Lenders and hereby covenants and agrees with the Agent and each Lender as follows:

        1.     Each Subsidiary Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees: (i) to the Agent, for the benefit of the Lenders, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and unpaid drawings with respect to Letters of Credit and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or other applicable bankruptcy or insolvency laws, would become due), liabilities and indebtedness owing by the Borrower to the Lenders under the Credit Agreement and each other Loan Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including, in each case, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Loan Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor understands, agrees and confirms that the Agent, for the benefit of the Lenders, may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Subsidiary Guarantor without proceeding against any other Subsidiary Guarantor, the Borrower, or under any other guaranty covering all or a portion of the Guaranteed Obligations. This Guaranty shall constitute a guaranty of payment and not of collection.

        2.     The liability of each Subsidiary Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Subsidiary Guarantor, any other Subsidiary Guarantor or by any other party, and the liability of each Subsidiary Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (i) any direction as to application of payment by Borrower or by any other party other than the Agent, (ii) any other continuing or other guaranty, undertaking or maximum liability of a Subsidiary Guarantor or of any other party as to the Guaranteed Obligations, (iii) any payment on or in reduction of any such other guaranty or undertaking, (iv) any dissolution, termination or increase, decrease or change in personnel by Borrower, (v) any payment made to any Lender on the indebtedness which any Lender repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Subsidiary Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (vi) any action or inaction by the Agent or any Lender as contemplated in Section 5 hereof, (vii) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor or (viii) to the extent permitted by applicable law, any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Guaranteed Obligations or of any Subsidiary Guarantor in respect of this Guaranty.

        3.     The obligations of each Subsidiary Guarantor hereunder are independent of the obligations of any other Subsidiary Guarantor, any other Subsidiary Guarantor, the Borrower and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor whether or not action is brought against any other Subsidiary Guarantor, any other Subsidiary Guarantor, the Borrower and whether or not any other Subsidiary Guarantor, any other Subsidiary Guarantor, the Borrower be joined in any such action or actions. Each Subsidiary Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Subsidiary Guarantor to the fullest extent permitted by law.

        4.     Each Subsidiary Guarantor hereby waives to the fullest extent permitted by applicable law, notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Agent or any other Lender against, and any other notice to, any party liable thereon (including such Subsidiary Guarantor and the Borrower).

        5.     The Agent, on behalf of the Lenders, or the Lenders may at any time and from time to time without the consent of, or notice to, any Subsidiary Guarantor, without incurring responsibility to such Subsidiary Guarantor, without impairing or releasing the obligations of such Subsidiary Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (i)    change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed, increased or altered;

          (ii)   take and hold security for the payment of the Guaranteed Obligations and/or sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (iii)  exercise or refrain from exercising any rights against the Borrower or any Subsidiary thereof or otherwise act or refrain from acting;

          (iv)  settle or compromise any of the Guaranteed Obligations, any security therefore or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of Borrower other than the Lenders;

          (v)   apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lenders regardless of what liabilities of the Borrower remain unpaid;

          (vi)  release or substitute any one or more endorsers, other Subsidiary Guarantor, the Borrower or other obligors;

          (vii) consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Loan Documents or any of such other instruments or agreements;

          (viii) act or fail to act in any manner referred to in this Guaranty which may deprive such Subsidiary Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

          (ix)  take any other action which could, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Subsidiary Guarantor from its liabilities under this Guaranty.

        6.     No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefore shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or Subsidiary Guarantor except payment in full of the Guaranteed Obligations.

        7.     This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Agent, on behalf of the Lenders, or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Lender would otherwise have. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender to any other or further action in any circumstances without notice or demand. It is not necessary for the Agent or any Lender to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

        8.     (a) Each Subsidiary Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Agent or any Lender to: (i) proceed against the Borrower, of the

Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Agent's or any Lender's power whatsoever. Each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Borrower of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations in cash.

          (b)   Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Subsidiary Guarantor assumes and incurs hereunder, and agrees that the Agent or any Lender shall have no duty to advise any Subsidiary Guarantor of information known to them regarding such circumstances or risks.

          (c)   Until such time as the Guaranteed Obligations have been paid in full in cash, each Subsidiary Guarantor hereby waives all contractual, statutory, common law or other rights of reimbursement, contribution or indemnity from the Borrower, which it may at any time otherwise, have as a result of this Guaranty.

        9.     In order to induce the Lenders to make Loans to, and issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement, Subsidiary Guarantor represents, warrants and covenants that:

          (a)   such Subsidiary Guarantor (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

          (b)   such Subsidiary Guarantor has the power and authority to execute, deliver and perform this Guaranty and each other Loan Document (such term, for purposes of this Guaranty, to mean each Loan Document (as defined in the Credit Agreement) to which it is a party) and has taken all necessary action to authorize the execution, delivery and performance by it of each such Loan Document;

          (c)   such Subsidiary Guarantor has duly executed and delivered this Guaranty and each other Loan Document to which it is a party, and each such Loan Document constitutes the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

          (d)   neither the execution, delivery or performance by such Subsidiary Guarantor of this Guaranty or any other Loan Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality applicable to the Subsidiary Guarantors, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material properties or assets of such Subsidiary Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other material agreement, contract or other instrument to which such Subsidiary Guarantor or any of its Subsidiaries is a party or by which it or any of its material properties or assets is bound or to which it may be subject except any conflict, inconsistency or breach which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or (iii) will violate any provision of the certificate or articles of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Subsidiary Guarantor or any of its Subsidiaries;

          (e)   no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required with respect to such Subsidiary Guarantor to authorize, or is required by such Subsidiary Guarantor in connection with, (i) the execution, delivery and performance of this Guaranty or any other Loan Document to which such Subsidiary Guarantor is a party, or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Loan Document to which such Subsidiary Guarantor is a party; and

          (f)    there are no actions, suits or proceedings pending or, to the knowledge of such Subsidiary Guarantor, threatened (i) with respect to this Guaranty or any other Loan Document to which such Subsidiary Guarantor is a party, or (ii) which is, or could reasonably be expected to have, a Material Adverse Effect.

        10.   Each Subsidiary Guarantor covenants and agrees that on and after the date hereof and until the termination of the Credit Agreement, no Note or Letter of Credit remains outstanding and all other Guaranteed Obligations have been paid in full, such Subsidiary Guarantor shall use all reasonable efforts to take, or will use all reasonable efforts in the exercise of its business judgment to refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section VII of the Credit Agreement, and so that no Event of Default, is caused by the actions of such Subsidiary Guarantor or any of its Subsidiaries.

        11.   The Subsidiary Guarantors hereby jointly and severally agree to pay all out-of-pocket costs and expenses of the Agent and each Lender in connection with the enforcement of this Guaranty and the protection of such Agent or any Lender's rights hereunder, and in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Agents or any of the Lenders).

        12.   This Guaranty shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the Agent and each Lender and their successors and assigns.

        13.   Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated in any manner whatsoever unless in writing duly signed by the Agent (with the consent of the Required Lenders (or, to the extent required by Section 9.3 of the Credit Agreement, all of the Lenders) at all times prior to the time at which all Guaranteed Obligations have been paid in full, and each Subsidiary Guarantor directly affected thereby (it being understood that the addition or release of any Subsidiary Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Subsidiary Guarantor other than the Subsidiary Guarantors so added or released).

        14.   Each Subsidiary Guarantor acknowledges that an executed (or conformed) copy of each of the Loan Documents has been made available to its principal executive officers and such officers are satisfied with the contents thereof.

        15.   In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Default (such term to mean and include any "Unmatured Default" as defined in the Credit Agreement and shall in any event, include, without limitation, any payment default on any of the Guaranteed Obligations continuing after any applicable grace period), the Agent and each Lender is hereby authorized at any time or from time to time, without notice to any Subsidiary Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender to or for the credit or the account of such Subsidiary Guarantor, against and on account of the obligations and liabilities of such Subsidiary Guarantor to such Agent or Lender under this Guaranty, irrespective of whether or not such Agent or Lender shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

        16.   All notices, requests, demands or other communications pursuant hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent or any Subsidiary Guarantor shall not be effective until received by the Agent or such Subsidiary Guarantor, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of the Agent or any Lender, as provided in the Credit Agreement, and (ii) in the case of any Subsidiary Guarantor, at its address or facsimile number set forth opposite its signature below or in any case at such other address or telefax number as any of the Persons listed above may hereafter notify the others in writing.

        17.   If claim is ever made upon any Agent or Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent or Lender or any of its property or (ii) any settlement or compromise of any such claim effected by such Lender with any such claimant (including the Borrower), then and in such event each Subsidiary Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Subsidiary Guarantor, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of any Borrower, and such Subsidiary Guarantor shall be and remain liable to such Agent and Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Agent and Lender.

        18.   (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF ILLINOIS, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF COOK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF COOK AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE BORROWER AS ITS DESIGNEE, APPOINTEE AND

AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF THE PROPERTY OF EACH SUBSIDIARY GUARANTOR, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING, AND THE BORROWER HEREBY ACCEPTS SUCH DESIGNATION, APPOINTMENT AND EMPOWERMENT FOR ITSELF AND EACH SUBSIDIARY GUARANTOR. EACH SUBSIDIARY GUARANTOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH SUBSIDIARY GUARANTOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH SUBSIDIARY GUARANTOR. EACH SUBSIDIARY GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH SUBSIDIARY GUARANTOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 18 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE IF IN CONFORMITY WITH THE FOREGOING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS GUARANTY, OR ANY LENDER, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY SUBSIDIARY GUARANTOR IN ANY OTHER JURISDICTION.

        (b)   EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFOREMENTIONED ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        (c)   EACH OF THE PARTIES TO THIS GUARANTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        19.   All payments made by any Subsidiary Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Section 2 of the Credit Agreement.

        20.   This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Agent.

        21.   It is understood and agreed that any Subsidiary that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the terms of the Credit Agreement shall become a

Subsidiary Guarantor hereunder by executing a counterpart hereof and delivering the same to the Agent.

        22.   Notwithstanding anything else to the contrary in this Guaranty, Agent, on behalf of the Lenders, agrees that this Guaranty may be enforced only by the action of the Agent acting upon the instructions of the Required Lenders (or, after the date on which all Guaranteed Obligations have been paid in full) and that no other Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Agent, for the benefit of the Lenders upon the terms of this Guaranty and the Loan Documents. The Agent on behalf of the Lenders further agrees that this Guaranty may not be enforced against any director, manager, member, trustee, officer, employee, partner, stockholder or other holder of equity interests of any Subsidiary Guarantor (except to the extent such holder of equity interests is also a Subsidiary Guarantor hereunder). It is understood that the agreement in this Section 22 is among and solely for the benefit of the Lenders and that if the Required Lenders so direct (without requiring the consent of any Subsidiary Guarantor), this Guaranty may be directly enforced by any Lender.

        23.   This Guaranty and any obligations of any Guaranty hereunder shall terminate on the termination of the Revolving Loan Commitment and Term Loan Commitment and payment in full of all Guaranteed Obligations; provided that all indemnities set forth herein shall survive any such termination.

*    *    *

        IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

QUIXOTE TRANSPORTATION SAFETY, INC
By:	/s/ LESLIE J. JEZUIT
Name: Leslie J. Jezuit
Title: President, Chief Executive Officer and Chairman
Address: c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President
TRANSAFE CORPORATION
By:	/s/ LESLIE J. JEZUIT
Name: Leslie J. Jezuit Title: President, Chief Executive Officer and Chairman
Address: c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601 Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President
ENERGY ABSORPTION SYSTEMS, INC.
By:	/s/ LESLIE J. JEZUIT
Name: Leslie J. Jezuit Title: President, Chief Executive Officer and Chairman
Address: c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President
ENERGY ABSORPTION SYSTEMS (AL) LLC
By:	/s/ LESLIE J. JEZUIT
Name: Leslie J. Jezuit Title: President, Chief Executive Officer and Chairman
Address: c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President

SURFACE SYSTEMS,INC.
By:	/s/ LESLIE J. JEZUIT
Name: Leslie J. Jezuit Title: President, Chief Executive Officer and Chairman
Address: c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601 Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President
NU-METRICS, INC.
By:	/s/ LESLIE J. JEZUIT
Name: Leslie J. Jezuit Title: President, Chief Executive Officer and Chairman
Address: c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President
HIGHWAY INFORMATION SYSTEMS, INC.
By:	/s/ LESLIE J. JEZUIT
Name: Leslie J. Jezuit Title: President, Chief Executive Officer and Chairman
Address: c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President
GREEN LIGHT ACQUISITION CORPORATION
By:	/s/ LESLIE J. JEZUIT
Name: Leslie J. Jezuit Title: President, Chief Executive Officer and Chairman
Address: c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.: (312) 467-6755 Facsimile No.: (312) 467-0197 Attention: President

(Counterpart Signature Page)

        This counterpart signature page is executed and delivered by the undersigned effective as of December 9, 2003.

VISION ACQUISITION CORPORATION (to be known as Peek Traffic Corporation)
By:	/s/ LESLIE J. JEZUIT
Name: Leslie J. Jezuit Title: President, Chief Executive Officer and Chairman
Address:	c/o Quixote Corporation One East Wacker Drive Chicago, Illinois 60601
Telephone No.:	(312) 467-6755
Facsimile No.:	(312) 467-0197
Attention:	President

Accepted and Agreed to:

THE NORTHERN TRUST COMPANY,
as Administrative Agent for the Lenders

By:	/s/ ERIN G. SULLIVAN
Name: Erin G. Sullivan Title: Vice President

QuickLinks

  Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT AND REAFFIRMATION OF SUBSIDIARY GUARANTY
SUBSIDIARY GUARANTY
W I T N E S S E T H